UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2010

US AIRWAYS GROUP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-8444	54-1194634
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Rio Salado Parkway Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 693-0800

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  OTHER EVENTS.

On September 29, 2010, at midnight, New York City time, the right of the holders of the Company’s 7% Senior Convertible Notes due 2020 (the “Securities”) to surrender Securities for purchase (the “Put Option”) by US Airways Group, Inc., a Delaware corporation (the “Company”), expired pursuant to the terms of the Indenture, dated as of September 30, 2005, among the Company, US Airways, Inc., a Delaware corporation, and America West Airlines, Inc., a Delaware corporation, as guarantors, and U.S. Bank National Association, as trustee and paying agent (the “Paying Agent”).

The Company has been advised by the Paying Agent, that Securities with an aggregate principal amount of $68,745,000, representing approximately 93% of the $73,555,000 aggregate principal amount outstanding, were validly surrendered for purchase. The Company has accepted for purchase all of the Securities validly surrendered and not withdrawn. The purchase price for the Securities pursuant to the Put Option was $1,000 per $1,000 principal amount of the Securities. Accordingly, the aggregate principal amount of all the Securities validly surrendered and not withdrawn prior to the expiration of the Put Option was $68,745,000. The aggregate consideration for the accepted Securities of $68,745,000 was delivered promptly to the tendering holders by the Paying Agent. After the purchase pursuant to the Put Option, $4,810,000 principal amount of the Securities remains outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, US Airways Group, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US Airways, Inc.

Date: September 30, 2010	By:	/s/ Derek J. Kerr

Derek J. Kerr
Executive Vice President and Chief Financial Officer